SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: June 7, 2002


                           CompleTel Europe N.V.
             (Exact Name of Registrant as Specified in Charter)


      The Netherlands              000-30075                 98-0202823
       (State or other            (Commission                (IRS Employer
       jurisdiction of            File Number)               Identification #)
       incorporation)


                                Kruisweg 609
                     2132 NA Hoofddorp, The Netherlands
                  (Address of Principal Executive Office)


                              (31) 20 666 1701
            (Registrant's telephone number, including area code)




ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, pro forma financial information and exhibits, if any, are filed as part of this report:

(a)      Financial Statements of Business Acquired.

         Not applicable

(b)      Pro Forma Financial Information

         Not applicable

(c)      Exhibits

99.1 A notice issued by CompleTel Europe N.V. to holders of its 14% Senior Discount Notes due 2009 and 14% Senior Notes due 2010, announcing the grant by the District Court of Amsterdam of a suspension of payments decree pursuant to section 256 of the Dutch Bankruptcy Code.


ITEM 9.  REGULATION FD DISCLOSURE

         On June 6, 2002, CompleTel Europe N.V. (the "Company") issued a notice to holders of its 14% Senior Discount Notes due 2009 and 14% Senior Notes due 2010 (collectively, the "Notes") announcing that the District Court of Amsterdam, The Netherlands, granted the Company a suspension of payments decree pursuant to section 256 of the Dutch Bankruptcy Code. Furthermore, the notice states that the Company has filed, together with its application for suspension of payments, a draft plan of composition (the "Akkoord") on which an agreement has been reached with an informal committee of the holders of its Notes. In addition, the notice contains information on how creditors may file and vote their claims in connection with the Akkoord composition plan. The notice is attached hereto as Exhibit 99.1.


                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                         COMPLETEL EUROPE N.V.


DATE: June 7, 2002                       By: /s/ John Hugo
                                            -------------------------------
                                            John Hugo
                                            Corporate Controller
                                            (Principal Accounting Officer)